UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
 ____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

August 1, 2011
Date of Report (Date of earliest event reported)
___________________________________________________________

CADISTA HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

State of Delaware	000-54421	31-1259887
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

207 Kiley Drive
 Salisbury, MD 21801
(Address of principal executive offices) (Zip Code)

(410) 912-3700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)(f)

On August 1, 2011, our Board (i) increased the salary of Scott Delaney, our Chief Executive Officer to $300,000 effective July 1, 2011, (ii) awarded Mr. Delaney a performance bonus of $147,798 for our fiscal year ending March 31, 2011 (“2011 Fiscal Year”) and (iii) awarded Mr. Delaney an additional $14,490 discretionary bonus for our 2011 Fiscal Year for his leadership in commercialization of Meclizine.   In addition, the Board confirmed the awards of $38,881 and $20,186 to Ward Barney, our Chief Operating Officer, and Kamal Mandan, our Chief Financial Officer, respectively under our 2011 Fiscal Year Performance Bonus Plan.

The following table updates the aggregate compensation earned by  Messrs. Delaney, Barney and Mandan for our 2011 Fiscal Year.

Name and Principal Position	Year Ending March 31,	Base Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	Other ($)(1)	Total ($)
Scott Delaney CEO	2011	287,538	14,490	147,798	31,683	481,509
Ward Barney, Chief Operating Officer	2011	199,390	25,000	38,881	15,988	279,259
Kamal Mandan, Chief Financial Officer	2011	155,276	---	20,186	6,497	181,959

(1) Includes (i) $13,200, $12,000 and $2,882 in automobile allowance, (ii) $14,000, $0 and $0 in miscellaneous expenses usable for any purpose (personal or otherwise), and (iii) $4483, $3988 and $3615 in 401(k) matching contributions, for Messrs. Delaney, Barney and Mandan, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CADISTA HOLDINGS INC.

By:	/s/ Kamal Mandan
Kamal Mandan
Chief Financial Officer

Date:   August 4, 2011